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                                                                    EXHIBIT 23.3


                     [Bear, Stearns & Co. Inc. Letterhead]


                      Consent of Bear, Stearns & Co. Inc.


We hereby consent to the inclusion in the Joint Prospectus/Proxy Solicitation Statement forming part of this Registration Statement on Form S-4 of The Walt Disney Company and Capital Cities / ABC, Inc. of our opinion attached as Appendix C thereto and to the reference to such opinion and to our firm therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                        Bear, Stearns & Co. Inc.


                                        By: /S/ David H. Glaser
                                            -------------------------------
                                            Managing Director




Dated: November 13, 1995